As filed with the Securities and Exchange Commission on July 21, 2006

Registration Nos. 333-	333- 01	333- 03
	333- 02	333- 04

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MELLON FUNDING CORPORATION	MELLON FINANCIAL CORPORATION

(Exact name of each registrant as specified in its articles of incorporation)

Pennsylvania	Pennsylvania
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

25-1387025	25-1233834
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

MELLON CAPITAL III	MELLON CAPITAL IV	MELLON CAPITAL V
(Exact name of each registrant as specified in its certificate of trust)

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

20-0101293	20-0101356	20-0101391
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258

(412) 234-5000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Carl Krasik, Esq.

General Counsel and Secretary

Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258

(412) 234-5222

(Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed Maximum Aggregate Offering Price/ Proposed Maximum Offering Price Per Unit/ Amount of Registration Fee

Debt Securities of Mellon Funding Corporation

Guarantees of Debt Securities by Mellon Financial Corporation

Preferred Stock of Mellon Financial Corporation, par value $1.00 per share

Depositary Shares(2)

Common Stock of Mellon Financial Corporation, par value .50 per share(3)

Stock Purchase Contracts

Stock Purchase Units(4)

Junior Subordinated Debentures of Mellon Funding Corporation(5)

Guarantees by Mellon Financial Corporation of Junior Subordinated Debentures of Mellon Funding Corporation
Junior Subordinated Debentures of Mellon Financial Corporation(5) Trust Preferred Securities of Mellon Capital III Trust Preferred Securities of Mellon Capital IV Trust Preferred Securities of Mellon Capital V Warrants Guarantees of Trust Preferred Securities of Mellon Capital III, Mellon Capital IV and Mellon Capital V by Mellon Financial Corporation and Mellon Funding Corporation and certain back-up undertakings	(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $98,165 that has already been paid with respect to $1,450,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-107400, 333-107400-01, 333-107400-02, 333-107400-03, 333-107400-04, and were not sold thereunder. Pursuant to Rule 457(p) such unused filing fee may be applied to the filing fee payable pursuant to the Registration Statement.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Each share of common stock may include one stock purchase right.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.
(5)	Junior subordinated debentures may be issued and sold to Mellon Capital III, Mellon Capital IV and Mellon Capital V. Such junior subordinated debentures may later be distributed to the holders of trust preferred securities upon termination of Mellon Capital III, Mellon Capital IV or Mellon Capital V and the distribution of the assets thereof.

Mellon Funding Corporation

Debt Securities

Junior Subordinated Debentures

Unconditionally Guaranteed by Mellon Financial Corporation

Mellon Financial Corporation

Junior Subordinated Debentures

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Mellon Capital III	Mellon Capital IV	Mellon Capital V

Trust Preferred Securities

Fully and Unconditionally Guaranteed by Mellon Financial Corporation

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Mellon Funding Corporation may from time to time offer to sell debt securities and junior subordinated debentures, and Mellon Financial Corporation may offer to sell junior subordinated debentures, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units. The debt securities and junior subordinated debentures of Mellon Funding Corporation and the junior subordinated debentures and shares of preferred stock of Mellon Financial Corporation may be convertible into or exchangeable for shares of common stock of Mellon Financial Corporation or other securities.

The trusts are Delaware statutory trusts. Each trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell trust common securities representing undivided beneficial interests in the trust to Mellon Financial Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of Mellon Financial Corporation or Mellon Funding Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and trust common securities.

Mellon Financial Corporation will fully and unconditionally guarantee the payment by the trusts of the trust preferred securities.

The common stock of Mellon Financial Corporation is traded on the New York Stock Exchange under the symbol “MEL.”

A security is not a deposit or other obligation of any bank or savings association and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities identified in this prospectus and described in any prospectus supplement in one or more offerings. We may offer debt securities of Mellon Funding Corporation and related guarantees of Mellon Financial Corporation; trust preferred securities of the trusts and related junior subordinated debentures and guarantees of Mellon Financial Corporation and Mellon Funding Corporation; preferred stock, depositary shares and common stock of Mellon Financial Corporation; and stock purchase contracts and stock purchase units. We may also offer warrants, preferred stock, depositary shares or common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we” mean Mellon Financial Corporation and, in connection with the debt securities, include Mellon Funding Corporation. Mellon Funding Corporation is a financing entity for Mellon Financial Corporation and its subsidiaries, as described under the Heading “Mellon Funding Corporation.” References herein to “debt securities” and the “related guarantees” mean debt securities issued by Mellon Funding Corporation and related guarantees of Mellon Financial Corporation. References herein to “junior subordinated debentures” mean junior subordinated debentures issued by Mellon Financial Corporation or Mellon Funding Corporation (guaranteed by Mellon Financial Corporation) to a trust in connection with the trust’s issuance of trust preferred securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.mellon.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s public reference rooms in its offices in New York, New York and Chicago, Illinois. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Because our common stock is listed on the NYSE, you may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is designated as “furnished”:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2005.

•	Quarterly report on Form 10-Q for the quarter dated March 31, 2006.

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•	Current reports on Form 8-K dated January 18, 2006 (3 filings), January 23, 2006, January 31, 2006 (2 filings), March 6, 2006, March 23, 2006, March 31, 2006, April 13, 2006, April 18, 2006 (3 filings), April 20, 2006, April 21, 2006, May 17, 2006 and July 19, 2006.

•	Description of the common stock contained in registration statement on Form 8-A (File No. 1-7410) dated October 15, 1996, as updated by Form 8-A/A dated May 17, 1999 and October 19, 1999.

•	Description of the stock purchase rights set forth in Exhibit I to registration statement on Form 8-A/A dated October 19, 1999.

•	Mellon’s proxy statement for its 2006 annual meeting dated March 15, 2006.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

Mellon Financial Corporation

One Mellon Center, Room 4826

Pittsburgh, Pennsylvania 15258

Attention: Corporate Secretary

Telephone: (412) 234-5000

E-mail: Mellon_10-K/8-K@Mellon.com

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made or incorporated in this prospectus and the prospectus supplements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement might not occur. You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

Forward-looking statements in this prospectus and any prospectus supplement speak only as of the date on which such statements are made, and we undertake no obligation to update any such statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

MELLON FUNDING CORPORATION

Mellon Funding Corporation, a wholly owned subsidiary of Mellon Financial Corporation, is incorporated in Pennsylvania. It functions as a financing entity for the Mellon Financial Corporation and our subsidiaries by issuing commercial paper and other debt guaranteed by Mellon Financial Corporation. Financial data for Mellon Funding Corporation is combined with Mellon Financial Corporation and with Mellon Capital I and Mellon Capital II, special purpose business trusts formed by Mellon Financial Corporation for the sole purpose of issuing capital securities, and MIPA, LLC, a single member limited liability company wholly owned by Mellon Financial Corporation, for financial reporting purposes due to the limited function of Mellon Funding Corporation and the unconditional guarantees by Mellon Financial Corporation of all of the obligations of Mellon Funding Corporation, Mellon Capital I, Mellon Capital II and MIPA, LLC.

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THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, between Mellon Financial Corporation, as depositor of each trust, and a Delaware trustee, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part (each as so amended and restated, a trust agreement), prior to the issuance of trust preferred securities by the trust. Each trust agreement is qualified as an indenture under the Trust Indenture Act of 1939, as amended.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges. Fixed charges represent interest expense, one-third (the proportion deemed representative of the interest factor) of net rental expense, and amortization of debt issue costs.

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Mellon Financial Corporation (Parent Corporation)	3.26	4.33	4.34	3.83	4.83	5.28	3.73
Mellon Financial Corporation and its subsidiaries
Excluding interest on deposits	3.88	5.80	4.89	5.37	4.88	4.16	2.57
Including interest on deposits	2.32	3.45	2.88	3.78	3.68	3.11	1.79

The parent corporation ratios include the accounts of Mellon Financial Corporation (the “Corporation”); Mellon Funding Corporation, a wholly owned subsidiary of the Corporation that functions as a financing entity for the Corporation and its subsidiaries by issuing commercial paper and other debt guaranteed by the Corporation; and MIPA, LLC, a single member limited liability company wholly owned by the Corporation, created to hold and administer corporate owned life insurance. Because these ratios exclude from earnings the equity in undistributed net income (loss) of subsidiaries, these ratios vary with the payment of dividends by such subsidiaries.

In the ratios for Mellon Financial Corporation and its subsidiaries, earnings represent income before taxes from continuing operations and the cumulative effect of a change in accounting principle, plus fixed charges from continuing operations. We have presented these ratios both including and excluding interest on deposits in fixed charges from continuing operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for Mellon Financial Corporation and for the trusts by Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and the trusts.

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities to be issued under this prospectus, except for those matters with respect to the validity of the trust preferred securities passed

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upon by Richards Layton & Finger, will be passed upon for us by Carl Krasik, General Counsel and Secretary of Mellon Financial Corporation, One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, and for the underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

Mr. Krasik is a shareholder of Mellon Financial Corporation and holds options to purchase additional shares of Mellon Financial Corporation’s common stock. Sullivan & Cromwell will rely on the opinion of Mr. Krasik as to all matters of Pennsylvania law. Sullivan & Cromwell from time to time performs legal services for us.

EXPERTS

The audited consolidated financial statements of Mellon Financial Corporation and subsidiaries incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2005 and Mellon Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by KPMG LLP, independent registered public accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon KPMG LLP as experts in accounting and auditing. Subsequent audited consolidated financial statements of Mellon Financial Corporation and subsidiaries, Mellon Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of the dates of such financial statements and the reports thereon will also be incorporated by reference in this prospectus in reliance upon the authority of the firm providing such reports as experts in doing so to the extent said firm has audited those consolidated financial statements and management’s assessments and consented to the use of their reports thereon in this prospectus.

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

Estimated expenses in connection with the issuance and distribution of an assumed amount of $2,000,000,000 of Securities registered under this Registration Statement are as follows:

SEC registration fee	$214,000
Fees of rating agencies	300,000
Trustees’ fees and expenses	100,000
Printing and engraving	150,000
Accounting services	450,000
Legal fees of Registrants’ counsel	400,000
Miscellaneous	76,000

Total	$1,690,000

Item 15.	Indemnification of Directors and Officers.

The Restated Articles of Incorporation, as amended, of Mellon Financial Corporation and the Articles of Incorporation, as amended, of Mellon Funding Corporation each provide that, except as prohibited by law, every director and officer of Mellon Financial Corporation or Mellon Funding Corporation, as applicable, shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which such person may be involved (subject to certain limitations in the case of actions by such person against the corporation) by reason of such person being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, officer, employee, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by us, subject to any obligation imposed by law or otherwise to reimburse the corporation in certain events. Mellon Financial Corporation has entered into an indemnity agreement with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the articles and the indemnity agreement. However, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Mellon Financial Corporation and Mellon Funding Corporation maintain liability insurance policies covering their directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

Article Seventh of Mellon Financial Corporation’s Articles and Article Two of Mellon Financial Corporation’s by-laws, as amended, both adopted by the shareholders of the corporation at their annual meeting on April 20, 1987, and Article Eight of Mellon Funding Corporation’s articles and Section II of Mellon Funding Corporation’s by-laws, as amended, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in such Act and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

Under the Trust Agreements Mellon Financial Corporation will agree to indemnify each of the trustees or any predecessor trustees, and to hold the trustees harmless against any loss, damages, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreements.

Item 16.	Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Restated Articles of Incorporation of Mellon Financial Corporation, as amended and restated as of September 17, 1998, and as amended October 18, 1999.

3.2	By-laws of Mellon Financial Corporation, as amended effective October 19, 1999.

4.1	The description of the Registrant’s Common Stock is included in the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 15, 1996, as updated by Form 8-A/A filed with the Securities and Exchange Commission on May 17, 1999 and October 19, 1999.

4.2	Shareholder Protection Rights Agreement dated as of October 15, 1996, between Mellon Financial Corporation and Mellon Bank, N.A., as Rights Agent, and as amended and restated as of October 19, 1999.

4.3	Indenture dated as of May 2, 1988 (the “Senior Indenture”) among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.

4.4	First Supplemental Indenture dated as of November 29, 1990 among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.

4.5	Second Supplemental Indenture dated as of June 12, 2000 among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.

4.6	Subordinated Indenture dated as of June 12, 2000 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A. as Trustee.

4.7	First Supplemental Indenture dated as of April 30, 2001 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as Trustee.

Exhibit No.	Description
4.8	Second Supplemental Indenture dated as of March 5, 2004 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company N.A. formerly known as Bank One Trust Company, N.A.

4.9	Junior Subordinated Indenture dated as of December 3, 1996 between Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Debenture Trustee.

4.10	Form of Junior Subordinated Indenture between Mellon Funding Corporation and JPMorgan Chase Bank, N.A.

4.11	Certificate of Trust of Mellon Capital III, as filed with the Delaware Secretary of State on December 3, 1996.

4.12	Certificate of Trust of Mellon Capital IV, as filed with the Delaware Secretary of State on July 8, 2003

4.13	Certificate of Trust of Mellon Capital V, as filed with the Delaware Secretary of State on July 8, 2003.

4.14	Trust Agreement of Mellon Capital III among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Property Trustee, Chase Bank USA, National Association, as successor to Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein.

4.15	Trust Agreement of Mellon Capital IV among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.

4.16	Trust Agreement of Mellon Capital V among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.

4.17	Form of Amended and Restated Trust Agreement for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.

4.18	Form of Preferred Security Certificate for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V.

4.19	Form of Guarantee Agreement for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V between Mellon Financial Corporation, as guarantor, and JPMorgan Chase Bank, as Guarantee Trustee.

4.20	Form of Stock Purchase Contract Agreement, including form of Security Certificate.*

4.21	Form of Stock Purchase Unit Agreement, including form of Unit Certificate.*

4.22	Form of Pledge Agreement.*

4.23	Form of Warrant Agreement.*

4.24	Alternate Form of Junior Subordinated Indenture between Mellon Funding Corporation and J.P.Morgan Chase Bank.

5.1	Opinion of Carl Krasik counsel to Mellon Financial Corporation, as to the validity of the Debt Securities, Guarantees on Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Junior Subordinated Debentures and the Trust Preferred Securities Guarantees to be issued by Mellon Financial Corporation or Mellon Funding Corporation.

Exhibit No.	Description
5.2	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital III, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital III.*

5.3	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital IV, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital IV.*

5.4	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital V, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital V.*

12.1	Computation of Ratio of Earnings to Fixed Charges, Mellon Financial Corporation (Parent Corporation).

12.2	Computation of Ratio of Earnings to Fixed Charges, Mellon Financial Corporation and its subsidiaries.

23.1	Consent of KPMG LLP.

23.2	Consent of Carl Krasik (included in Exhibit 5.1).

23.3	Consent of Richards Layton & Finger (included in Exhibits 5.2, 5.3 and 5.4).*

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility of Union Bank of California, National Association to act as trustee under the Subordinated Indenture.

25.3	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Junior Subordinated Indenture and Guarantee Agreements.

25.4	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Junior Subordinated Indenture with Mellon Funding Corporation.

25.5	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Guarantees of the Junior Subordinated Debentures of Mellon Funding Corporation and Guarantees of Trust Preferred Securities of Mellon Capital III, Mellon Capital IV and Mellon Capital V.

25.6	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Trust Agreement of Mellon Capital III.

25.7	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Trust Agreement of Mellon Capital IV.

25.8	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Trust Agreement of Mellon Capital V.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K incorporated by reference into the registration statement.

Item 17.	Undertakings

Each of the undersigned Registrants hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of any undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

MELLON FINANCIAL CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 21st day of July, 2006.

MELLON FINANCIAL CORPORATION

By:	/S/ ROBERT P. KELLY
Robert P. Kelly
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 21, 2006.

Signature		Title

By:	/S/ ROBERT P. KELLY Robert P. Kelly	Director and Principal Executive Officer

By:	/S/ MICHAEL A. BRYSON Michael A. Bryson	Principal Financial Officer

By:	/S/ MICHAEL K. HUGHEY Michael K. Hughey	Principal Accounting Officer

Ruth E. Bruch; Paul L. Cejas;

Jared L. Cohon; Steven G. Elliott;

Ira J. Gumberg; Edmund F. Kelly;

Seward Prosser Mellon; Mark A. Nordenberg;

William E. Strickland, Jr.; John P. Surma;

and Wesley W. Von Schack

Directors

By:	/S/ CARL KRASIK Carl Krasik (Attorney-in-Fact)

Director
Robert Mehrabian

Director
David S. Shapira

SIGNATURES

MELLON FUNDING CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, Mellon Funding Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, and the Commonwealth of Pennsylvania on the 21st day of July, 2006.

MELLON FUNDING CORPORATION

By:	/S/ MICHAEL A. BRYSON
Michael A. Bryson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 21, 2006.

Signature		Title

By:	/S/ MICHAEL A. BRYSON Michael A. Bryson	Director and Principal Executive Officer

By:	/S/ MICHAEL K. HUGHEY Michael K. Hughey	Principal Financial Officer and Principal Accounting Officer

By:	/S/ STEVEN G. ELLIOTT Steven G. Elliott	Director

SIGNATURES

MELLON CAPITAL III

Pursuant to the requirements of the Securities Act of 1933, as amended, Mellon Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, and the Commonwealth of Pennsylvania on the 21st day of July, 2006.

MELLON CAPITAL III

By:	Mellon Financial Corporation, as Depositor

By:	/S/ ROBERT P. KELLY
Robert P. Kelly

SIGNATURES

MELLON CAPITAL IV

Pursuant to the requirements of the Securities Act of 1933, as amended, Mellon Capital IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, and the Commonwealth of Pennsylvania on the 21st day of July, 2006.

MELLON CAPITAL IV

By:	Mellon Financial Corporation, as Depositor

By:	/S/ ROBERT P. KELLY
Robert P. Kelly

SIGNATURES

MELLON CAPITAL V

Pursuant to the requirements of the Securities Act of 1933, as amended, Mellon Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, and the Commonwealth of Pennsylvania on the 21st day of July, 2006.

MELLON CAPITAL V

By:	Mellon Financial Corporation, as Depositor

By:	/S/ ROBERT P. KELLY
Robert P. Kelly

Exhibit No.	Description	Method of Filing
1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

3.1	Restated Articles of Incorporation of Mellon Financial Corporation, as amended and restated as of September 17, 1998, and as amended October 18, 1999.	Previously filed as Exhibit 3.1 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999 and incorporated herein by reference.

3.2	By-laws of Mellon Financial Corporation, as amended effective October 19, 1999.	Previously filed as Exhibit 3.2 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999, and incorporated herein by reference.

4.1	The description of the Registrant’s Common Stock is included in the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 15, 1996, as updated by Form 8-A/A filed with the Securities and Exchange Commission on May 17, 1999 and October 19, 1999.	Previously filed on Registration Statement on Form 8-A (File No. 1-7410) dated October 15, 1996, as updated by Form 8-A/A dated May 17, 1999 and October 19, 1999 and incorporated herein by reference.

4.2	Shareholder Protection Rights Agreement dated as of October 15, 1996, between Mellon Financial Corporation and Mellon Bank, N.A., as Rights Agent, and as amended and restated as of October 19, 1999.	Previously filed as Exhibit 1 to Form 8-A/A Registration Statement (File No. 1-7410) dated October 19, 1999 and incorporated herein by reference.

4.3	Indenture dated as of May 2, 1988 (the “Senior Indenture”) among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.	Previously filed as Exhibit 4.1 to Registration Statement on Form S-3 (Registration Statement No. 33-55226) and incorporated herein by reference.

4.4	First Supplemental Indenture dated as of November 29, 1990 among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.	Previously filed as Exhibit 4.2 to Registration Statement on Form S-3 (Registration Statement No. 33-55226) and incorporated herein by reference.

4.5	Second Supplemental Indenture dated as of June 12, 2000 among Mellon Funding Corporation, Mellon Financial Corporation and JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Trustee.	Previously filed as Exhibit 4.5 to Current Report on Form 8-K (File No. 1-7410) dated June 20, 2000 and incorporated herein by reference.

4.6	Subordinated Indenture dated as of June 12, 2000 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A. as Trustee.	Previously field as Exhibit 4.7 to Current Report on Form 8-K (File No. 1-7410) dated July 21, 2000 and incorporated herein by reference.

Exhibit No.	Description	Method of Filing
4.7	First Supplemental Indenture dated as of April 30, 2001 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as Trustee.	Previously filed as Exhibit 4.8 to Current Report on Form 8-K (File No. 1-7410) dated April 30, 2001 and incorporated herein by reference.

4.8	Second supplemental Indenture dated as of March 5, 2004 among Mellon Funding Corporation, Mellon Financial Corporation and Union Bank of California, National Association, as successor to J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A.	Previously filed as Exhibit 4.26 to Current Report on Form 8-K (File No. 1-7410) dated March 5, 2004 and incorporated herein by reference.

4.9	Junior Subordinated Indenture dated as of December 3, 1996 between Mellon Financial Corporation and JPMorgan Chase Bank, N.A. as successor to The Chase Manhattan Bank as Debenture Trustee.	Previously filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 1-7410) dated December 3, 1996 and incorporated herein by reference.

4.10	Form of Junior Subordinated Indenture between Mellon Funding Corporation and JPMorgan Chase Bank, N.A.	Previously filed as Exhibit 4.9 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.11	Certificate of Trust of Mellon Capital III, as filed with the Delaware Secretary of State on December 3, 1996.	Previously filed as Exhibit 4.6 to Registration Statement on Form S-3 (No. 333-17993) and incorporated herein by reference.

4.12	Certificate of Trust of Mellon Capital IV, as filed with the Delaware Secretary of State on July 8, 2003.	Previously filed as Exhibit 4.11 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.13	Certificate of Trust of Mellon Capital V, as filed with the Delaware Secretary of State on July 8, 2003.	Previously filed as Exhibit 4.12 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.14	Trust Agreement of Mellon Capital III among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, as Property Trustee, Chase Bank USA, National Association as successor to Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein.	Previously filed as Exhibit 4.7 to Registration Statement on Form S-3 (No. 333-17993) and incorporated herein by reference.

4.15	Trust Agreement of Mellon Capital IV among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.	Previously filed as Exhibit 4.14 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

Exhibit No.	Description	Method of Filing
4.16	Trust Agreement of Mellon Capital V among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.	Previously filed as Exhibit 4.15 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.17	Form of Amended and Restated Trust Agreement for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V among Mellon Financial Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein.	Previously filed as Exhibit 4.16 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.18	Form of Preferred Security Certificate for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V.	Previously filed as Exhibit 4.17 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.19	Form of Guarantee Agreement for each of Mellon Capital III, Mellon Capital IV and Mellon Capital V between Mellon Financial Corporation, as guarantor, and JPMorgan Chase Bank, as Guarantee Trustee.	Previously filed as Exhibit 4.18 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

4.20	Form of Stock Purchase Contract Agreement, including form of Security Certificate.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.21	Form of Stock Purchase Unit Agreement, including form of Unit Certificate.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.22	Form of Pledge Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.23	Form of Warrant Agreement.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.24	Alternate Form of Junior Subordinated Indenture between Mellon Funding Corporation and J.P.Morgan Chase Bank.	Previously filed as Exhibit 4.23 to Registration Statement on Form S-3 (No. 333-107400) and incorporated herein by reference.

5.1	Opinion of Carl Krasik counsel to Mellon Financial Corporation, as to the validity of the Debt Securities, Guarantees of Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and Trust Preferred Securities Guarantees to be issued by Mellon Financial Corporation or Mellon Funding Corporation.	Filed herewith.

Exhibit No.	Description	Method of Filing
5.2	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital III, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital III.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

5.3	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital IV, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital IV.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

5.4	Opinion of Richards Layton & Finger, special Delaware counsel to Mellon Financial Corporation and Mellon Capital V, as to the validity of the Trust Preferred Securities to be issued by Mellon Capital V.	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

12.1	Computation of Ratio of Earnings to Fixed Charges, Mellon Financial Corporation (Parent corporation).	Filed herewith.

12.2	Computation of Ratio of Earnings to Fixed charges, Mellon Financial Corporation and its subsidiaries.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Carl Krasik (included in Exhibit 5.1).	Filed herewith.

23.3	Consent of Richards Layton & Finger (included in Exhibits 5.2, 5.3 and 5.4).	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

24.1	Powers of Attorney.	Filed herewith.

25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Senior Indenture.	Filed herewith.

25.2	Form T-1 Statement of Eligibility of Union Bank of California, National Association to act as trustee under the Subordinated Indenture.	Filed herewith.

25.3	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Junior Subordinated Indenture and Guarantee Agreements.	Filed herewith.

25.4	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Junior Subordinated Indenture with Mellon Funding Corporation.	Filed herewith.

25.5	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Guarantees of the Junior Subordinated Debentures of Mellon Funding Corporation and Guarantees of Trust Preferred Securities of Mellon Capital III, Mellon Capital IV and Mellon Capital V.	Filed herewith.

Exhibit No.	Description	Method of Filing
25.6	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Trust Agreement of Mellon Capital III.	Filed herewith.

25.7	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Trust Agreement of Mellon Capital IV.	Filed herewith.

25.8	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. to act as trustee under the Amended and Restated Agreement of Mellon Capital V.	Filed herewith.